                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    GGP Sponsor Holdings LLC

Address of Joint Filer:                 c/o Gores Guggenheim, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to Issuer:  10% Owner, Director

Issuer Name and Ticker or
Trading Symbol:                         Gores Guggenheim, Inc. (GGPI)

Date of Event Requiring Statement:      03/22/2021
(Month/Day/Year)

Designated Filer:                       GGP Sponsor Holdings LLC

Name of Joint Filer:                    Andrew M. Rosenfield

Address of Joint Filer:                 c/o Gores Guggenheim, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to Issuer:  10% Owner, Director

Issuer Name and Ticker or
Trading Symbol:                         Gores Guggenheim, Inc. (GGPI)

Date of Event Requiring Statement:      03/22/2021
(Month/Day/Year)

Designated Filer:                       GGP Sponsor Holdings LLC